EXHIBIT 10.1

  Named Executive Officers Long-Term Equity Incentive Fiscal Year 2013 Awards

Executive Officer	Restricted Stock* (Performance-Based Vesting) (#)	Restricted Stock* (Time-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting TSR) (#)
Charles H. Turner
Senior Executive Vice President, Chief Financial Officer	9,598	10,970	17,142

Catherine David
Executive Vice President, Merchandising	8,285	9,468	14,797
Gregory S. Humenesky
Executive Vice President, Human Resources	4,667	5,334	8,340
Sharon M. Leite
Executive Vice President, Stores	7,072	8,083	12,632

*	All equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, restated as amended. The grants were effective April 6, 2012.